Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-238861

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 15, 2020)

State Street Corporation

21,724,217 Shares

Common Stock

We are selling 21,724,217 shares of our common stock, par value $1.00 per share. Our common stock is listed on the New York Stock Exchange under the symbol “STT.” The last reported sale price of our common stock on the New York Stock Exchange on September 8, 2021 was $87.31 per share.

Our common stock is not a deposit or other obligation of a bank and is not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Us (Before Expenses)
Per Share	$	$	$
Total	$	$	$

If all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and may offer shares of common stock from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or otherwise.

Delivery of the shares will be made on or about                  , 2021.

Goldman Sachs & Co. LLC	BofA Securities

The date of this prospectus supplement is                      , 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information”.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, a bank holding company headquartered in Boston, Massachusetts that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, State Street Corporation’s principal banking subsidiary. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, cost savings and transformation initiatives, investment portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, client growth and new technologies, services and opportunities, as well as industry, governmental, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the U.S. and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank, including statements about State Street’s planned acquisition of Brown Brothers Harriman & Co. (the “Seller”)’s global securities services business, including Seller’s custody, accounting, fund administration, global markets and technology services (the “BBH Investor Services Business”) and related business, financial, capital, staffing, and operational effects and considerations. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

Strategic Risks

•

The possibility that some or all of the anticipated business, financial, capital, staffing, operational or other benefits or synergies of the acquisition will not be realized when expected or at all, including as a result of the impact of, additional costs or unanticipated negative synergies associated with, or problems arising from, the integration of the BBH Investor Services Business (including challenges in transitioning clients, systems, technology or personnel), as a result of regulatory or operational challenges we may experience, as a result of disruptions from the transaction harming relationships with our clients, employees or regulators, or as a result of the strength of the economy and competitive factors in the areas where we and the BBH Investor Services Business do business;

•

The failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect us or the expected benefits of the transaction, perhaps materially), to satisfy any of the other conditions to the acquisition or to arrange financing consistent with our expectations or at all, in each case, on a timely basis or at all; and, if delayed, the resulting effects, including in magnitude and timing of the expected financial benefits of the acquisition of the BBH Investor Services Business, of a delayed closing of the acquisition;

•	The occurrence of any event, change or other circumstances that could give rise to the termination of the definitive purchase agreement in respect of the acquisition;

•	Potential adverse reactions or changes to client, regulatory, business or employee relationships, including those resulting from the announcement or completion of the acquisition;

•	Demand for the products and services of State Street and of the BBH Investor Services Business;

•	We are subject to intense competition, which could negatively affect our profitability;

•	We are subject to significant pricing pressure and variability in our financial results and our assets under custody and/or administration (“AUC/A”) and our assets under management (“AUM”);

•

Our development and completion of new products and services, including State Street Alpha and State Street Digital, and our enhancement of the capabilities of our existing products and services in light of changed client needs and competitive pressures, may involve costs and dependencies and expose us to increased risk;

•	Our business may be negatively affected by our failure to update and maintain our technology infrastructure;

•	Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of our acquisitions, pose risks for our business;

•	The COVID-19 pandemic continues to exacerbate certain risks and uncertainties for our business; and

•	Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Financial Market Risks

•	We could be adversely affected by geopolitical, economic and market conditions;

•	We have significant international operations, and disruptions in European and Asian economies could have an adverse effect on our consolidated results of operations or financial condition;

•	Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets;

•	Our business activities expose us to interest rate risk;

•

We assume significant credit risk to counterparties, who may also have substantial financial dependencies with other financial institutions, and these credit exposures and concentrations could expose us to financial loss;

•	Our fee revenue represents a significant portion of our consolidated revenue and is subject to decline based on, among other factors, the investment activities of our clients;

•	If we are unable to effectively manage our capital and liquidity, our consolidated financial condition, capital ratios, results of operations and business prospects could be adversely affected;

•	We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; and

•

If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected.

Compliance and Regulatory Risks

•	Our business and capital-related activities, including common share repurchases, may be adversely affected by capital and liquidity standards required as a result of capital stress testing;

•	We face extensive and changing government regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks;

•	We are subject to enhanced external oversight as a result of the resolution of prior regulatory or governmental matters;

•	Our businesses may be adversely affected by government enforcement and litigation;

•

We are subject to various legal proceedings relating to the manner in which we have invoiced certain expenses, the outcome of which could materially adversely affect our results of operations or harm our business or reputation;

•	Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects;

•

Our calculations of risk exposures, total risk weighted asset (“RWA”) and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period;

•	Changes in accounting standards may adversely affect our consolidated financial statements;

•	Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; and

•	The transition away from the London Interbank Offered Rate (“LIBOR”) may result in additional costs and increased risk exposure.

Operational Risks

•	Our control environment may be inadequate, fail or be circumvented, and, if so, operational risks could adversely affect our consolidated results of operations;

•	Cost shifting to non-U.S. jurisdictions and outsourcing may expose us to increased operational risk and reputational harm and may not result in expected cost savings;

•

Attacks or unauthorized access to our information technology systems or facilities, or those of the third parties with which we do business, or disruptions to our or their continuous operations, could result in significant costs, reputational damage and impacts on our business activities;

•	Long-term contracts expose us to pricing and performance risk;

•	Our businesses may be negatively affected by adverse publicity or other reputational harm;

•	We may not be able to protect our intellectual property;

•	The quantitative models we use to manage our business may contain errors that could result in material harm;

•	Our reputation and business prospects may be damaged if our clients incur substantial losses or are restricted in redeeming their interests in investment pools that we sponsor or manage;

•	The impacts of climate change could adversely affect our business operations; and

•	We may incur losses as a result of unforeseen events, including terrorist attacks, natural disasters, the emergence of a new pandemic or acts of embezzlement.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus supplement, the accompanying prospectus and documents incorporated herein by reference, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or assumptions as of any time subsequent to the date of this prospectus supplement, the date of the accompanying prospectus or the date of such document incorporated by reference, as applicable. Unless specifically required by law, we undertake no obligation to revise our forward-looking statements after the time they are made. The factors discussed herein are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street or an investment in our common stock. Any investor in our common stock should consider all risks and uncertainties disclosed in this prospectus supplement, the accompanying prospectus or in documents incorporated herein by reference.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information”. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

State Street Corporation

State Street Corporation is a bank holding company that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956. State Street was organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, referred to as State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide, with $42.60 trillion of assets under custody and/or administration (“AUC/A”) and $3.90 trillion of assets under management (“AUM”) as of June 30, 2021. As of June 30, 2021, we had consolidated total assets of $326.53 billion, consolidated total deposits of $263.97 billion, consolidated total shareholders’ equity of $25.17 billion and over 39,000 employees. We operate in more than 100 geographic markets worldwide, including in the U.S., Canada, Europe, the Middle East and Asia.

Our operations are organized for management reporting purposes into two lines of business: Investment Servicing and Investment Management, which are defined based on products and services provided.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the ticker symbol “STT.” Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

Recent Developments

On September 7, 2021, we announced that we had entered into a definitive agreement with Brown Brothers Harriman & Co. (the “Seller”) to acquire Seller’s global securities services business, including Seller’s custody, accounting, fund administration, global markets and technology services (the “BBH Investor Services Business”) for $3.5 billion in cash (the “BBH Investor Services Acquisition”), subject to customary adjustments. The BBH Investor Services Acquisition, which is subject to regulatory approvals and the satisfaction or waiver of other closing conditions, is targeted to be completed by the end of 2021.

The BBH Investor Services Business is a leading independent asset servicing provider operating globally in more than 90 geographic markets. As of June 30, 2021, the BBH Investor Services Business had $5.4 trillion in assets under custody. We expect to finance the acquisition of the BBH Investor Services Business primarily through the net proceeds of this offering, the suspension of repurchases of our common stock before resuming during the second quarter of 2022 and with cash on hand. Completion of this offering is not contingent upon completion of the BBH Investor Services Acquisition. See “Use of Proceeds” in this prospectus supplement.

Risk Factors

An investment in our common stock involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

The Offering

Common stock we are offering	21,724,217 shares

Common stock outstanding after this offering	365,626,824 shares (1) (2)

Use of Proceeds

The net proceeds from this offering will be approximately $                million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to pay a portion of the cash consideration payable for, and certain costs associated with, the BBH Investor Services Acquisition. Pending completion of the acquisition, we may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities. Completion of this offering is not contingent upon completion of the BBH Investor Services Acquisition.

If the BBH Investor Services Acquisition is not completed, we will use the net proceeds of the offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries. See “Use of Proceeds” in this prospectus supplement.

New York Stock Exchange symbol	STT

Risk Factors	Please refer to the section entitled “Risk Factors” beginning on page S-8 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our depositary shares.

(1) The number of shares of our common stock outstanding immediately after the closing of this offering is based on 343,902,607 shares of our common stock outstanding on August 31, 2021, including unvested restricted stock granted under our stock compensation plan and excluding 331,732 shares of common stock acquired for deferred compensation plans and held by an external trustee as of August 31, 2021.

(2) Unless otherwise indicated, the number of shares of common stock presented in the prospectus supplement excludes 8,686,345 shares issuable pursuant to outstanding grants under stock award programs, other equity incentive plans and a stock purchase plan as of August 31, 2021.

RISK FACTORS

An investment in our common stock is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our Annual Report on Form 10-K filed with the SEC on February 19, 2021, as supplemented or updated by our other filings with the SEC, before deciding whether this investment is suited to your particular circumstances.

Risks Relating to our Common Stock

Our stock price will fluctuate.

Significant fluctuations in the market price and trading volume of our common stock may result not only from general stock market conditions but also from a change in sentiment in the market regarding our operations, business prospects, future funding or this offering. In addition to the risk factors discussed in our Annual Report on Form 10-K and other SEC filings, which are incorporated by reference in this prospectus supplement, the price and volume volatility of our common stock may be affected by:

•	developments in our business or in the financial sector generally;

•	quarterly variations in our operating results or the quality of our assets;

•	regulatory changes affecting our operations;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, loss of significant contracts, acquisitions, divestitures and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the United States and internationally; and

•	economic conditions and monetary and other governmental actions designed to address those conditions.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the stockholders. The board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. We currently have outstanding four series of non-cumulative perpetual preferred stock with an aggregate liquidation preference of $2,000,000,000. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Anti-takeover provisions of applicable law could negatively impact our stockholders.

The Bank Holding Company Act requires any “bank holding company” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (1) acquiring 5% or more of our common stock, (2) acquiring all or substantially all of our assets or (3) merging or consolidating with us.

Risks Relating to the BBH Investor Services Acquisition

Consummation of our planned acquisition of the BBH Investor Services Business is subject to the satisfaction of closing conditions and regulatory approvals, the failure of which may prevent or delay the consummation of the acquisition.

On September 7, 2021, we announced that we had entered into a definitive agreement to acquire the BBH Investor Services Business. The transaction is targeted to be completed by the end of 2021, subject to the receipt of regulatory approvals and the satisfaction or waiver of other closing conditions. We cannot provide any assurance that all necessary regulatory approvals will be obtained nor the timing of such regulatory approvals, nor can we provide any assurance that all of the other closing conditions will be satisfied or waived. The failure to obtain necessary regulatory approvals or the failure to satisfy some or all of the other required conditions could delay the completion of the acquisition for a significant period of time or prevent it from occurring.

This offering is not contingent upon the completion of the BBH Investor Services Acquisition. If the BBH Investor Services Acquisition is not completed, we will have broad discretion to use the net proceeds of this offering.

This offering is not contingent upon the completion of the BBH Investor Services Acquisition. Accordingly, your purchase of our common stock in this offering may be an investment in State Street on a stand-alone basis without any of the assets of the BBH Investor Services Business or anticipated benefits of the BBH Investor Services Acquisition. We will have broad discretion to use the net proceeds of this offering as described under “Use of Proceeds” if the BBH Investor Services Acquisition does not occur. Our management’s judgments in this regard may not result in positive returns on your investment and you may not have an opportunity, as part of your investment decision, to evaluate the economic, financial or other information upon which our management bases its decisions. The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business.

Even if we successfully consummate our planned acquisition of the BBH Investor Services Business, we may fail to realize some or all of the anticipated benefits of the transaction or the benefits may take longer to realize than expected.

Our ability to realize the anticipated benefits of the planned acquisition will depend, to a large extent, on our ability to integrate the BBH Investor Services Business into our business and realize anticipated growth opportunities and cost synergies. The integration of the BBH Investor Services Business into our business will be a complex, costly and time-consuming process, and our management may face significant challenges in implementing that integration, including, without limitation, challenges related to:

•

retaining the business and revenue from BBH Investor Services Business’s current clients, many of which have the right to consent to transfer their business to State Street or to transition their business on short notice;

•

integrating the BBH Investor Services Business’s software solutions, including BBH Investor Services’s Infomediary® communication platform, with our existing products and services and cross-selling our comprehensive suite of products and services, including State Street Alpha®, to clients of the BBH Investor Services Business;

•	achieving the anticipated cost and revenue synergies from the combination of the BBH Investor Services Business with State Street;

•

managing systems, operational and business complexities and costs associated with combining two different global securities servicing platforms, including maintaining service consistency, information security, business continuity and compliance, and controlling operational risks associated with large-scale technology conversions; and

•	transitioning Seller’s senior management team of investment service partners into roles within our larger company and retaining other key employees of the Seller.

Any delay or failure in achieving any of the foregoing could materially adversely impact the expected benefits of the acquisition.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $                 billion, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to pay a portion of the cash consideration payable for, and certain costs associated with, the BBH Investor Services Acquisition. Pending completion of the acquisition, we may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities. Completion of this offering is not contingent upon completion of the BBH Investor Services Acquisition.

If the BBH Investor Services Acquisition is not completed, we will use the net proceeds of the offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a discussion of material U.S. federal income tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income, any U.S. federal non-income taxes, such as the estate tax, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Prospective non-U.S. holders of our common stock should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock.

Distributions on our Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on Disposition of Common Stock.” Any distributions will also be subject to the discussions below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition of Common Stock

In general (subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA”), a non-U.S. holder will not be subject to U.S. federal income tax on gain recognized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Distributions on our Common Stock” also may apply;

•

the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•

we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock was regularly traded on an established securities market at any time during the calendar year in which the disposition occurs and the non-U.S. holder held no more than 5% of our outstanding common stock, directly, indirectly or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We must report the gross amount of the distributions on our common stock paid to each non-U.S. holder and the tax withheld, if any, with respect to such distributions annually to the IRS and to each non-U.S. holder. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions on our Common Stock,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on dividends and on gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of material U.S. federal income tax considerations is for prospective investors’ information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                 , 2021, we have agreed to sell to the underwriters named below, the following number of shares of common stock:

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	10,862,109
BofA Securities, Inc.	10,862,108

Total	21,724,217

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $                per share. If all the shares are not sold at the price initially offered to the public, the underwriters may change the public offering price and concession and may offer shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part.

The following table summarizes the compensation to the underwriters:

	Per Share	Total
Underwriting discount	$	$

We estimate that the total expenses of this offering, including registration, filing fees, printing fees, legal and accounting expenses, transfer agent and registrar expenses, will be approximately $                .

We have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock or other securities that are substantially similar to the shares, including but not limited to any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock or any such substantially similar securities without the prior written consent of the underwriters for a period of 60 days after the date of this prospectus supplement (the “Lock-Up Period”), other than (i) pursuant to equity incentive or stock option plans reported on our proxy statement filed with the SEC on April 6, 2021, annual report on Form 10-K for the year ended December 31, 2020 or quarterly report on Form 10-Q for the quarter ended June 30, 2021 or (ii) upon the exercise of an option or a warrant or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the underwriting agreement. Our officers and directors have agreed to substantially similar restrictions, with exceptions for transfers made (i) pursuant to Rule 10b5-1 trading plans existing on the date of this prospectus supplement, (ii) to pay withholding tax obligations incurred upon the vesting of certain shares or to deliver forfeited shares, (iii) pursuant to any contractual arrangement in effect on the date of this prospectus supplement that provides for our repurchase of certain shares or in connection with termination of employment and (iv) with the prior written consent of the underwriters, among others. We expect a limited number of filings on Form 4 to be made with the SEC pursuant to these exemptions during the Lock-Up Period.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

The underwriters and their affiliates may have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their affiliates may have a lending relationship with us and may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters may engage in stabilizing transactions, short sales, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”). Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximum prices. Short sales involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a short position. The underwriters may close out any covered short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters may also impose a penalty bid. This occurs when a broker or dealer repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such broker or dealer in short covering transactions.

These stabilizing transactions, short sales, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by the underwriters and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.

The shares are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwrites are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United

Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Korea

This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the shares in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus to acquire the shares under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The shares have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the shares may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the shares may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold shares complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold shares.

Taiwan

The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the offering of our common stock will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month periods ended March 31, 2021 and March 31, 2020 and the three- and six-month periods ended June 30, 2021 and June 30, 2020, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 23, 2021 and July 23, 2021, included in State Street Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below (File No. 001-07511) and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”), including the information specifically incorporated by reference into the 2020 Form 10-K from our definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021; and

•	Current Reports on Form 8-K filed January 14, 2021, March 3, 2021, March 5, 2021, May 14, 2021 (Item 8.01 only), May 21, 2021 and September 7, 2021 (Item 8.01 only).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

PROSPECTUS

$7,000,000,000

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

We may issue debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and warrants, and we may offer and sell these securities from time to time in one or more offerings of up to $7,000,000,000 in aggregate offering price.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “STT.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

These securities are not deposits or other obligations of a bank and, unless the applicable prospectus supplement so indicates, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $7,000,000,000. We may offer any of the following securities: debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and warrants.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, which is our principal banking subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those documents. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-07511) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), including the information specifically incorporated by reference into the 2019 Form 10-K from our definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•

Current Reports on Form 8-K filed January 17, 2020 (Item 5.02 only), January  24, 2020, February 12, 2020, February  20, 2020 (Item 5.03 only), March  26, 2020, March 27, 2020, March  30, 2020 and May 22, 2020.

•	Registration Statement on Form 8-A (relating to our common stock) filed on January 18, 1995, updated on March 7, 1995 and including any amendment or report filed to update such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, and other public statements we may make, may contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, cost savings and transformation initiatives, investment portfolio performance, dividend and stock purchase programs, outcomes of legal proceedings, market growth, acquisitions, joint ventures and divestitures, client growth and new technologies, services and opportunities, as well as industry, governmental, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the U.S. and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

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the financial strength of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposures or to which our clients have such exposures as a result of our acting as agent, including as an asset manager or securities lending agent;

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the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements in the United States and internationally, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on the economy and financial markets, the effectiveness of our work from home arrangements and staffing levels in operational facilities, the impact of market participants on which we rely and actions taken by governmental authorities and other third parties in response to the pandemic and the impact of lower equity market valuations on our service and management fee revenue;

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increases in the volatility of, or declines in the level of, our net interest income, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and changes in the manner in which we fund those assets;

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the volatility of servicing fee, management fee, trading fee and securities finance revenues due to, among other factors, the value of equity and fixed-income markets, market interest and foreign exchange rates, the volume of client transaction activity, competitive pressures in the investment servicing and asset management industries, and the timing of revenue recognition with respect to software and processing fee revenues;

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the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits; the liquidity of the assets on our balance sheet and changes or volatility in the sources of such funding, particularly the deposits of our clients; and demands upon our liquidity, including the liquidity demands and requirements of our clients;

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the level, volatility and uncertainty of interest rates; the expected discontinuation of Interbank Offered Rates including London Interbank Offered Rate; the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the U.S.

and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients;

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the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to impairment of such securities and the recognition of a provision for credit losses in our consolidated statement of income;

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our ability to attract and retain deposits and other low-cost, short-term funding; our ability to manage the level and pricing of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines; our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; and the risks associated with the potential liquidity mismatch between short-term deposit funding and longer term investments;

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the manner and timing with which the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and other U.S. and non-U.S. regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd- Frank Act”), the Economic Growth, Regulatory Relief and Consumer Protection Act of 2018 (the “EGRRCPA”), and related stress testing and resolution planning requirements, and implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee and European legislation (such as Undertakings for Collective Investments in Transferable Securities (UCITS) V, the Money Market Fund Regulation and the Markets in Financial Instruments Directive (MiFID II)/Markets in Financial Instruments Regulation (MiFIR)); among other consequences, these regulatory changes impact the levels of regulatory capital, long-term debt and liquidity we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by heightened standards and changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, cyber-security, resiliency, resolution planning and compliance programs, as well as changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations;

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adverse changes in the regulatory ratios that we are, or will be, required to meet, whether arising under the Dodd-Frank Act or implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital or liquidity ratios that cause changes in those ratios as they are measured from period to period;

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requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock repurchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted;

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changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including, without limitation, additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to our operating model and the adequacy and resiliency of our controls or compliance programs;

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a cyber-security incident, or a failure to protect our systems and our, our clients’ and others’ information against cyber-attacks, could result in the theft, loss, unauthorized access to, disclosure, use or alteration of information, system failures, or loss of access to information; any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses, potentially materially;

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our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology; to replace and consolidate systems, particularly those relying upon older technology, and to adequately incorporate cyber-security, resiliency and business continuity into our operations, information technology infrastructure and systems management; to implement robust management processes into our technology development and maintenance programs; and to control risks related to use of technology, including cyber-crime and inadvertent data disclosures;

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our ability to identify and address threats to our information technology infrastructure and systems (including those of our third-party service providers); the effectiveness of our and our third party service providers’ efforts to manage the resiliency of the systems on which we rely; controls regarding the access to, and integrity of, our and our clients’ data; and complexities and costs of protecting the security of such systems and data;

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our ability to control operational and resiliency risks, data security breach risks and outsourcing risks; our ability to protect our intellectual property rights; the possibility of errors in the quantitative models we use to manage our business; and the possibility that our controls will prove insufficient, fail or be circumvented;

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economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the U.K.’s exit from the European Union or actual or potential changes in trade policy, such as tariffs or bilateral and multilateral trade agreements;

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our ability to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment;

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our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputational and other consequences of our failure to meet such expectations;

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the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the Department of Justice and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, payments to clients or reporting to U.S. authorities;

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the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation, adverse actions or penalties imposed by governmental authorities and costs associated with remediation of identified deficiencies;

•	the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings;

•	changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose;

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the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our assets under custody and administration or our assets under management in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our revenue in the event a client re-balances or changes its investment approach, re-directs assets to lower- or higher-fee asset classes or changes the mix of products or services that it receives from us;

•	the potential for losses arising from our investments in sponsored investment funds;

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the possibility that our clients will incur substantial losses in investment pools for which we act as agent, the possibility of significant reductions in the liquidity or valuation of assets underlying those pools and the potential that clients will seek to hold us liable for such losses; and the possibility that our clients or regulators will assert claims that our fees, with respect to such investment products, are not appropriate;

•	our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength;

•	adverse publicity, whether specific to us or regarding other industry participants or industry-wide factors, or other reputational harm;

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changes or potential changes to the competitive environment, due to, among other things, regulatory and technological changes, the effects of industry consolidation and perceptions of us, as a suitable service provider or counterparty;

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our ability to complete acquisitions, joint ventures and divestitures, including, without limitation, our ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions;

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the risks that our acquired businesses, including, without limitation, our acquisition of Charles River Systems, Inc. (“Charles River Development”), and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated; that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced; that client and deposit retention goals will not be met; that other regulatory or operational challenges will be experienced; and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators;

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our ability to integrate Charles River Development’s front office software solutions with our middle and back office capabilities to develop our front-to-middle-to-back office State Street Alpha that is competitive, generates revenues in line with our expectations and meets our clients’ requirements; the dependency of State Street Alpha on enhancements to our data management and the risks to our servicing model associated with increased exposure to client data;

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our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us; the performance of and demand for the products and services we offer; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

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our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations;

•	changes in accounting standards and practices; and

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the impact of the U.S. tax legislation enacted in 2017, and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus and documents incorporated herein by reference or disclosed in our other SEC filings, including the risk factors discussed in the 2019 Form 10-K. Forward-looking statements in this prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. We undertake no obligation to revise our forward- looking statements after the time they are made. The factors discussed herein are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, described above under “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov or on the “Investor Relations” section of our corporate website at www.statestreet.com. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

STATE STREET CORPORATION

State Street Corporation is a bank holding company that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956. State Street was organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, referred to as State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide, with $31.86 trillion of assets under custody and/or administration and $2.69 trillion of assets under management as of March 31, 2020.

As of March 31, 2020, we had consolidated total assets of $362.53 billion, consolidated total deposits of $257.10 billion, consolidated total shareholders’ equity of $23.86 billion and 39,318 employees. We operate in more than 100 geographic markets worldwide, including in the United States, Canada, Europe, the Middle East and Asia.

Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers. Our operations are organized for management reporting purposes into two lines of business: Investment Servicing and Investment Management, which are defined based on products and services provided.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT.” Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations.

DESCRIPTION OF DEBT SECURITIES

The senior debt securities will be issued under an indenture dated as of October 31, 2014, between us and U.S. Bank National Association, as senior trustee, which we refer to as the original senior indenture, as supplemented by the first supplemental indenture, dated as of May 8, 2017 between us and the senior trustee, which we refer to as the first senior supplemental indenture. We refer to the original senior indenture as amended by the first senior supplemental indenture as the senior indenture. The original senior indenture and the first senior supplemental indenture are filed as exhibits to and incorporated by reference into the registration statement of which this prospectus forms a part.

The subordinated debt securities will be issued under an indenture dated as of October 31, 2014, between us and Wells Fargo Bank, National Association, as subordinated trustee, which we refer to as the original subordinated indenture, as amended by the first supplemental indenture, dated as of November 2, 2017 between us and the subordinated trustee, which we refer to as the first subordinated supplemental indenture. We refer to the original subordinated indenture as amended by the first subordinated supplemental indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture, as each may be amended or supplemented from time to time, individually as an indenture and collectively as the indentures. The original subordinated indenture and the first subordinated supplemental indenture are filed as exhibits to and, in the case of the original subordinated indenture, incorporated by reference into the registration statement of which this prospectus forms a part. For purposes of this section entitled “Description of Debt Securities,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The following summaries of the material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, the specific text of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness as described under “Description of Debt Securities— Subordination” and “—Subordinated Debt Securities” beginning on page 18. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to the rights of creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by law.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We also may, from time to time, incur additional indebtedness that is senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank senior to the debt securities.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of each series of debt securities being offered, including:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the person to whom any interest shall be payable;

•	the date or dates on which the principal is payable;

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the rate or rates at which the debt securities shall bear interest, if any; the date or dates from which any such interest shall accrue; the dates on which any such interest shall be payable; and the record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on debt securities of the series shall be payable;

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the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of State Street;

•	the obligation to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series shall be issuable;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

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if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on debt securities of the series shall be payable;

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if debt securities of the series are to be payable, at our election or at the election of the registered holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•	whether the debt securities (in whole or any specified part thereof) are to be defeasable, and the manner in which the election to defease the debt securities shall be evidenced;

•	whether the debt securities are to be issued in global form;

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any additional or different events of default that apply to the debt securities of the series and any change in the rights of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to the debt securities of the series;

•	with respect to subordinated debt securities, whether any changes to the subordination provisions of the subordinated indenture will apply;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities of that series.

We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Debt securities may be issued as original issue discount securities that bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue additional series of debt securities with the same terms as the previously issued series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to the holders of record at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of record of registered debt securities at their registered addresses.

Events of Default under the Senior Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture:

•	default in the payment of any interest on the debt securities when due, which continues for 30 days;

•	default in the payment of any principal of, or premium on, the debt securities when due, which continues for 30 days; and

•	specified events of bankruptcy, insolvency or reorganization of State Street Corporation.

No other defaults under or breaches of the senior indenture or any senior debt securities will result in an event of default, whether after notice, the passage of time or otherwise. For example and for the avoidance of doubt, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default under the senior indenture. However, certain events may give rise to a covenant breach, as described below under “—Covenant Breaches.”

Senior debt securities issued by us prior to the date of the first supplemental indenture (the “Pre-2017 Senior Debt”) contain events of default that are different from those set forth above. In particular:

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The events of default applicable to the Pre-2017 Senior Debt do not provide for a 30-day cure period with respect to any failure by us to pay the principal of, or premium on, those senior debt securities;

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The Pre-2017 Senior Debt contains an additional event of default that is applicable if we fail to perform any of the covenants contained in the terms and conditions of, or the indenture governing, those senior debt securities and that failure continues for 90 days; and

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The events of default applicable to most series of Pre-2017 Senior Debt provide that specified events of bankruptcy, insolvency or reorganization of State Street Bank would constitute an event of default with respect to those senior debt securities.

Accordingly, if we fail to pay the principal of, or premium on, any series of Pre-2017 Senior Debt when due, the holders of such senior debt securities would be entitled to declare their securities due and payable immediately, whereas holders of the senior debt securities issued under the senior indenture and offered pursuant to this prospectus would not be entitled to accelerate the senior debt securities offered hereby until 30 days after our failure to pay the principal of, or premium on, the senior debt securities issued under the senior indenture that we are offering pursuant to this prospectus. In addition, holders of the senior debt securities offered pursuant to this prospectus will not have the benefit of the additional events of default described above that are applicable to the Pre-2017 Senior Debt.

Covenant Breaches under the Senior Indenture

Unless otherwise indicated in the applicable prospectus supplement, a “covenant breach” would occur under the senior indenture with respect to a series of senior debt securities upon:

•	default in the deposit of any sinking fund payment; or

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default in the performance of any obligation contained in the senior indenture (other than a covenant a default in whose performance is an event of default described above) for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the debt securities of such series.

A covenant breach is not an event of default with respect to any senior debt security issued under the senior indenture.

Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs

If an event of default under the senior indenture occurs and is continuing for any series of senior debt securities, other than an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. The senior debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation.

For senior debt securities issued under the senior indenture, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an event of default in respect of such securities. Except as described below, neither the senior trustee nor any holders of such securities will have any enforcement right or other remedy in respect of covenant breaches (including covenant breaches with respect to the covenant described below under “—Consolidation, Merger and Sale of Assets”).

At any time after the trustee or the holders have accelerated any series of senior debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration and any event of default giving rise to such declaration shall not be deemed to have occurred.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive a default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach in respect of the relevant securities.

In the case of a default in the payment of interest or principal, or premium, if any, that continues for 30 days, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the senior debt securities, the whole amount then due and payable on such debt securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such senior debt securities.

In the case of any event of default or a covenant breach, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of such debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or agreement or in aid of the exercise of any power granted in the indenture, or to enforce any other proper remedy. However, in the case of a covenant breach or any other default that does not constitute an event of default, neither the trustee nor the holders of senior debt securities will be entitled to accelerate the maturity of such senior debt securities—that is, they will not be entitled to declare the principal of such securities to be immediately due and payable because of such covenant breach or other default.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any senior debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, unless:

•	that holder previously has given to the trustee written notice of a continuing event of default or a covenant breach with respect to debt securities of that series;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a senior debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the senior trustee annually a statement as to the performance of our obligations under the senior indenture and as to any default in such performance. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach in respect of the relevant securities.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

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reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on State Street in the indentures;

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adding any additional events of default for the benefit of the holders of all or any series of debt securities and, under the subordinated indenture, adding additional defaults for the benefit of all or any series of subordinated debt securities;

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adding or changing any provisions to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in certificated, uncertificated or global form;

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adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	securing the debt securities of any series or provide for guarantees of the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

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evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

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curing an ambiguity, correcting or supplementing any provision of the indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the indenture, not adversely affecting the interests of the holders of record of debt securities of any series in any material respect; and

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conforming the text of the applicable indenture or the debt securities of any series to any provision of this section entitled “Description of Debt Securities” or any similarly captioned section in this prospectus, as supplemented by any applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, partnership, trust company or trust, and we may convey, transfer or lease all or substantially all of our assets to any corporation, partnership, trust company or trust, provided that (other than in the case of the conveyance, transfer or lease of our properties and assets substantially as an entirety to one or more of our subsidiaries):

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the resulting corporation, partnership, trust company or trust, if other than us, is organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no default, and no event that, after notice or lapse of time or both, would become a default, shall have happened and be continuing under the subordinated indenture;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default (or, with respect to any series of senior debt securities issued under the senior indenture, a covenant breach), and no event that, after notice or lapse of time or both, would become an event of default (or, with respect to any series of senior debt securities issued under the senior indenture, a covenant breach), shall have happened and be continuing under the senior indenture; and

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we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

Regarding the Trustees

U.S. Bank National Association is the trustee under the senior indenture. Wells Fargo Bank, National Association is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

Limitation Upon Disposition of Voting Stock of State Street Bank

The senior indenture prohibits us and any subsidiary of ours that owns voting stock in State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock, or any security convertible or exercisable into voting stock, of State Street Bank, except that this restriction does not apply to dispositions made by us or any subsidiary or issuances if after giving effect to such disposition or issuance and any potential dilution, we (directly or indirectly through one or more subsidiaries) will own in the aggregate at least 80% of the voting stock of State Street Bank free and clear of any security interest.

In addition, the restriction does not apply to:

•	mergers between us and State Street Bank, or any other corporations, subject to the merger limitations in the senior indenture; or

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mergers between State Street Bank and any other U.S. corporation so long as (i) we (directly or indirectly through one or more subsidiaries) will own in the aggregate at least 80% of the voting stock of the resulting entity and (ii) no event of default (and, with respect to any series of senior debt securities issued under the senior indenture, no covenant breach) and no event that, after notice or lapse of time or both, would become an event of default (or, with respect to any series of debt securities issued under the senior indenture, a covenant breach) shall have happened and be continuing under the senior indenture.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

If the prospectus supplement relating to the debt securities of a series so specifies, we may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

•	the rights of holders of debt securities to receive payments of principal, any premium and interest from the trust referred to below when those payments are due;

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our obligations with respect to the debt securities concerning issuing temporary debt securities; registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities; the maintenance of an office or agency for payment; and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as “legal defeasance.”

In addition, other than our covenant to pay the amounts due and owing with respect to the debt securities of a particular series, we may elect to have our obligations as the issuer of debt securities of any series released with respect to certain covenants, including in the case of the senior indenture, the limitation on the disposition of voting stock of State Street Bank described above, applicable to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or event of default (or, with respect to any series of senior debt securities, a covenant breach) with respect to the debt securities of such series. If such a release of our covenants occurs, our failure to perform or a breach of the covenants or warranties defeased will no longer constitute an event of default (or, with respect to any series of senior debt securities, a covenant breach) with respect to those debt securities. A discharge of this type is referred to as “covenant defeasance.”

To exercise either a legal defeasance or a covenant defeasance, certain conditions must be met, including, among other things:

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we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

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an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination, which opinion in the case of legal defeasance shall also state that we have received a ruling from the Internal Revenue Service or there has been a change in federal income tax law since the date of the applicable indenture;

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with respect to defeasance under the senior indenture, no event of default or covenant breach shall exist or be caused by the defeasance and with respect to defeasance under the subordinated indenture, no default shall exist or be caused by the defeasance; and

•	the defeasance shall not cause a default or breach under any of our other agreements or instruments.

Subordinated Debt Securities

Other than the terms of the subordinated indenture and the subordinated debt securities relating to subordination and events of default, absence of restrictive covenants applicable with respect to subordinated debt securities, and as otherwise described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and the subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities. As of the date of this prospectus, our 3.10% Senior Subordinated Notes Due 2023 (the “2023 Subordinated Notes”) and our Fixed-to-Floating Rate Senior Subordinated Notes due 2034 (the “2034 Subordinated Notes” and together with the 2023 Subordinated Notes, the “Subordinated Notes”) are our only outstanding subordinated debt securities under the subordinated indenture.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Events of Default under the Subordinated Indenture

Unless otherwise indicated in the applicable prospectus supplement, an event of default with respect to subordinated debt securities under the subordinated indenture is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street Corporation.

Defaults under the Subordinated Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are “defaults” with respect to subordinated debt securities under the subordinated indenture:

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the payment of any principal or premium when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due;

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default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series; and

•	any other default provided with respect to subordinated debt securities of that series.

For the avoidance of doubt, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default under the subordinated indenture although the bankruptcy, insolvency or reorganization of State Street Bank will constitute a default (but not an event of default) with respect to the Subordinated Notes.

Remedies if an Event of Default or Default under the Subordinated Indenture Occurs

The subordinated debt securities will automatically be accelerated only upon the occurrence of an “event of default” resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation or the consent by State Street Corporation to relief under, or the taking of certain actions by State Street with respect to, certain insolvency laws. If an event of default resulting from the involuntary bankruptcy, insolvency or reorganization of State Street Corporation occurs and is continuing, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. There will be no right of acceleration of the payment of principal upon any other default, including payment defaults under the subordinated indenture or in the performance of any covenant or agreement in the subordinated indenture or subordinated securities.

In the case of a default (which, for clarity, is different from an “event of default” for the subordinated debt securities) in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the subordinated trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. If we fail to pay such amounts, upon demand, the subordinated trustee may institute a judicial proceeding for the collection of the amounts due and unpaid, to collect such amounts payable. In the case of any default with respect to the subordinated debt securities, the subordinated trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

In the event of the acceleration of the maturity of any subordinated debt securities, all senior indebtedness will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, during the continuance of any default in the payment of principal, premium or interest on senior indebtedness, no payment may be made on the subordinated debt securities if notice of such default has been given and certain judicial proceedings commenced or if judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•	indebtedness of ours for money borrowed;

•	similar obligations of ours arising from off-balance sheet guarantees and direct credit substitutes;

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all obligations of ours for claims in respect of derivative products such as interest rate and foreign exchange contracts, commodities contracts and similar arrangements (and for purposes of this definition, “claim” shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of this prospectus); and

•	any deferrals, renewals or extensions of any senior indebtedness in each case, whether outstanding on the date of this prospectus or thereafter created, assumed or incurred, provided that in each case senior indebtedness shall not include (a) the subordinated debt securities; (b) the 2023 Subordinated Notes; and (c) such other indebtedness of ours as is by its terms expressly stated not to be senior in right of payment to, or to rank pari passu with, the subordinated debt securities or the other securities referred to in clause (b).

The term “indebtedness for money borrowed” means any obligation of ours, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

The subordinated debt securities shall rank equal in right of payment with each other.

The prospectus supplement may further describe or alter the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation that will be filed with the SEC in connection with the offering of a particular series of preferred stock. For purposes of this section entitled “Description of Preferred Stock,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. Of such number of shares of preferred stock, 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or the series D preferred stock, 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, or the series F preferred stock, 5,000 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, or the series G preferred stock and 5,000 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, or the series H preferred stock. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. 7,500 shares of our series D preferred stock, 7,500 shares of our series F preferred stock, 5,000 shares of our series G preferred stock and 5,000 shares of our series H preferred stock were outstanding as of March 31, 2020. We redeemed all of the issued and outstanding shares of our series B preferred stock in 2009, all of the issued and outstanding shares of our series A preferred stock in 2012, all of the issued and outstanding shares of our series E preferred stock in 2019 and all of the issued and outstanding shares of our series C preferred stock in 2020.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors. In addition, holders of shares of each series of preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or to discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

All series of our outstanding preferred stock have, and any other series of preferred stock that we may issue in the future will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. In particular, unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to the priority of the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, rank:

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senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provide that it will rank junior or senior to our series D preferred stock, series F preferred stock, series G preferred stock or series H preferred stock, each such series of preferred stock will be parity securities with respect to such preferred stock. The consent of at least two-thirds of the outstanding shares of each of our series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, voting separately as separate classes, is required for us to authorize any class or series of capital stock that would rank senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of non-cumulative preferred stock, then the holders of that non-cumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock (i) in the case of a series of preferred stock with cumulative dividend rights, for all dividend periods, and (ii) in the case of the series D preferred stock, series F preferred stock, series G preferred stock, series H preferred stock, and any other series of preferred stock without cumulative dividend rights, for the then most recently completed dividend period.

Our ability to pay dividends on our preferred stock is also subject to regulations and policies established by the Federal Reserve, including its capital planning requirements.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, including any parity securities, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and the rights of our stockholders, including the holders of any series of preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. Any redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Additional Tier 1 capital without the prior approval of the Federal Reserve. The factors the Federal Reserve currently considers in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve may change these factors at any time.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

In addition, if the dividends on the series D preferred stock, series F preferred stock, series G preferred stock, series H preferred stock or any preferred stock designated as ranking equally with each such series of preferred stock as to the payment of dividends (whether non-cumulative or cumulative) and with like voting rights, referred to as voting parity securities, have not been paid,

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in the case of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and voting parity securities bearing non-cumulative dividends, in an aggregate amount equal to at least three semi-annual dividends or six quarterly dividends, as applicable (whether or not consecutive), or

•	in the case of voting parity securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods (whether or not consecutive),

then the authorized number of directors then constituting our board of directors will be increased by two. Holders of series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, together with the holders of voting parity securities, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. The election of any preferred stock director is also subject to the qualification that at no time shall our board of directors include more than two preferred stock directors (including all directors that holders of any series of voting parity securities are entitled to elect pursuant to like voting rights). In the event the holders of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and the holders of voting parity securities are entitled to elect preferred stock directors, such directors shall be initially elected following a nonpayment event described above only at a special meeting called at the request of the holders of series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and each other series of voting parity securities then outstanding (unless the request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event the election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders. When dividends have been paid in full on series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and any non-cumulative voting parity securities for dividend periods, whether or not consecutive, equivalent to at least one year after a nonpayment event and all dividends on any cumulative voting parity securities have been paid in full, then the right of the holders of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock to elect the preferred stock directors shall cease (subject to revesting of such voting rights in the case of any future nonpayment event). Upon the termination of these rights of the holders of preferred stock and voting parity securities to vote for preferred stock directors, the terms of office of the preferred stock directors shall forthwith terminate and the number of authorized directors of State Street will be reduced by the number of preferred stock directors that the holders of preferred stock and voting parity securities had been entitled to elect.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities. In such a case, a company that directly or indirectly or acting through one or more other persons owns, controls, or has power to vote 25% or more of the series, that controls in any manner the election of a majority of our directors, or that otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if one or more series is deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of such series, and any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of such series.

While we do not believe the preferred stock are considered “voting securities” currently, holders of the preferred stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, American Stock Transfer & Trust Company, LLC will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights. For purposes of this section entitled “Description of Depositary Shares,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of State Street, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

The following summary contains a description of the general terms and provisions of our common stock. You should refer to our restated articles of organization, as amended and our by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus forms a part. For purposes of this section entitled “Description of Common Stock,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

General

We have 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 351,943,858 shares were outstanding as of March 31, 2020.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding classes and series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our ability to declare and pay dividends on our common stock is subject to certain restrictions. See “Business—Supervision and Regulation—Capital Planning, Stress Tests and Dividends” in our most recently filed Annual Report on Form 10-K. We generally are not permitted to purchase shares of our common stock unless full dividends are paid (or declared, with funds set aside for payment) on all outstanding shares of preferred stock.

Our series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock have, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights. There are no sinking fund provisions applicable to shares of our common stock.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

The BHC Act requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve prior to acquiring direct or indirect ownership or control of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act. Any company that directly or indirectly or acting through one or more other persons owns, controls, or has power to vote 25% or more of our common stock, that controls in any manner the election of a majority of our directors, or that otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHC Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

Provisions of Our Articles of Organization and By-Laws And Massachusetts Law That May Have Anti-Takeover Effects

Certain provisions of our by-laws are designed to make it more difficult for an outsider who does not have the support of our board of directors to accomplish a takeover. These provisions: (1) provide that only our board of directors or the Chairman of the board of directors, or one or more shareholders holding at least 25 percent of all the votes entitled to be cast on any issue to be considered at a proposed special meeting, have the power to call a special meeting of shareholders; (2) specify that action by shareholders without a meeting requires the written approval of all shareholders entitled to vote on the action; and (3) provide that nominations and matters for shareholder action may only be made by advance written notice. While the foregoing provisions will not necessarily prevent take-over attempts, they may discourage an attempt to obtain control of us in a transaction not approved by our board of directors by making it more difficult for a third party to obtain control in a short time and impose its will on our remaining shareholders.

Our articles of organization provide that none of our directors will be liable to us or our shareholders for monetary damages for any breach of fiduciary duty, except to the extent such exculpation from liability is not permitted under Massachusetts law. This provision does not prevent shareholders from obtaining injunctive or other equitable relief against directors nor does it shield directors from liability under federal or state securities laws.

We are covered by the provisions of Chapter 110F of the Massachusetts General Laws, the so-called Business Combination Statute. Under Chapter 110F, a Massachusetts corporation with more than 200 shareholders may not engage in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes a merger, a stock or asset sale, and other transactions resulting in a financial benefit to the interested stockholder.

Our by-laws provide that the provisions of Chapter 110D of the Massachusetts General Laws, the so-called “Control Share Statute,” do not apply to us. However, we may in the future become subject to the statute if our board of directors votes to amend our by-laws so as to make them applicable to us. In general, if this statute were applicable it would provide that any person or entity that acquired 20% or more of our outstanding voting stock could not vote such stock unless our other shareholders were to so authorize such voting.

Section 8.06(b) of the Massachusetts Business Corporation Act, or the MBCA, provides that unless a corporation decides otherwise, the terms of directors of a public Massachusetts corporation shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. Sections 8.06(d) and (e) of the MBCA provide that when directors are so classified, (i) shareholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors, and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. Our board of directors opted out of this staggered board of directors requirement, and all of our directors currently serve for one-year terms and are elected annually. Under Section 8.06(c)(2) of the MBCA, our board of directors may opt into the staggered board of directors requirements of Section 8.06(b) and the application of Sections 8.06(d) and (e). If our board of directors opts into this structure, these provisions are likely to increase the time required for our shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for shareholders to effect a change in a majority of the members of our board of directors. The provision for a classified board could prevent a party who acquires control of a large portion of our outstanding common stock from obtaining control of our board of directors until our second annual shareholders meeting following the date the acquirer obtains the stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in:

•	debt securities of State Street Corporation or an entity unaffiliated with State Street Corporation; or

•

any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another purchase contract. For purposes of this section entitled “Description of Purchase Contracts and Units,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. For purposes of this section entitled “Description of Warrants,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any preferred stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities issued in book- entry form representing the entire issuance of securities. Unless otherwise specified in the applicable prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of State Street, the trustees, any warrant agent, unit agent or any other agent of State Street, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and State Street Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month period ended March 31, 2020 and March 31, 2019, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 28, 2020 included in State Street Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP with the meaning of Sections 7 and 11 of the Act.

State Street Corporation

21,724,217 Shares

Common Stock

Prospectus Supplement

                    , 2021

Goldman Sachs & Co. LLC	BofA Securities